EXECUTION COPY

UNDERWRITING AGREEMENT

Between

HUIHENG MEDICAL, INC.

And

CHARDAN CAPITAL MARKETS, LLC

Dated: _______ __, 2007

INDEX OF DEFINITIONS

Term	Section
Act	2.1.1
AMEX	2.21
Bridge Notes	2.31
Closing Date	1.1.2
Code	2.23.2
Commission	2.1.1
Common Stock	1.1.1
Company	Introductory Paragraph
EDGAR	2.1.1
Effective Date	1.2.2
ERISA	2.23.2
ERISA Plans	2.23.2
Exchange Act	2.1.2
Filing Date	2.19.2
Firm Shares	1.1.1
Insiders	3.15
Intangibles	2.22
FINRA	2.19.1
Option Closing Date	1.2.2
Option Shares	1.2.1
Over-allotment Option	1.2.1
Preliminary Prospectus	2.1.1
Prospectus	2.1.1

Public Shares	1.2.1
Registration Statement	2.1.1
Regulations	2.1.1
Rule 424(b)	2.1.1
Rule 462(b) Registration Statement	2.1.1
Sarb-Ox	2.33
Secondary Market Trading Memorandum	3.11.3
Shares	.1.3.1
Subsidiary(ies)	2.27
Transfer Agent	3.21
Unaudited Financials	4.8
Underwriters	Introductory Paragraph
Underwriters’ Purchase Option	1.3.1
Representative’s Shares	1.3.1

HUIHENG MEDICAL, INC.

INSERT SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

New York, New York

___________ , 2007

Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, New York 10004

Ladies and Gentlemen:

The undersigned, Huiheng Medical, Inc., a Nevada corporation (“Company”), hereby confirms its agreement with Chardan Capital Markets, LLC (being referred to herein variously as “you,” “Chardan” or the “Representative”) and with the other underwriters named on Schedule I hereto for which Chardan is acting as Representative (the Representative and the other Underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Shares.

1.1 Firm Shares.

1.1.1 Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of INSERT number shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a purchase price (net of discounts and commissions) of $INSERT per share. Such shares of Common Stock are referred to herein as the “Firm Shares.” The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule I attached hereto and made a part hereof at such purchase price. The Firm Shares are to be offered initially to the public (“Offering”) at an offering price of $_____ per Firm Share.

1.1.2 Delivery and Payment. Delivery and payment for the Firm Shares shall be made at 10:00 a.m., New York time, on or before the third business day following the date that the Firm Shares commence trading, at such earlier time as the Representative shall determine, or at such other time as shall be agreed upon by the Representative and the Company, at the offices of counsel to the Underwriters, or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.” Payment for the Firm Shares shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable to the order of the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Representative) representing the Firm Shares, to be deposited to the respective accounts of the Underwriters. The certificates representing the Firm Shares shall be registered in such name or names and in such denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The certificates, if any, will be made available to the Representative for inspection, checking and packaging at the office of the Company’s transfer agent or correspondent not less than one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all the Firm Shares.

1.2 Over-Allotment Option.

1.2.1 Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted an option to purchase up to an additional INSERT shares of Common Stock from the Company (“Over-allotment Option”). Such additional INSERT shares of Common Stock are hereinafter referred to as the “Option Shares.” The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Shares.” The purchase price to be paid for the Option Shares will be the same price per Option Shares as the price per Firm Share set forth in Section 1.1.1 hereof.

1.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all or any part of the Option Shares at any time, from time to time, within forty-five (45) days after the effective date (“Effective Date”) of the Registration Statement (as hereinafter defined). The Underwriters are not under any obligation to exercise any portion of the Over-allotment Option or purchase the Option Shares. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed within one business day by overnight mail or facsimile transmission setting forth the number of Option Shares to be purchased, the date and time for delivery of and payment for the Option Shares and stating that the Option Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment will be the Closing Date. If such notice is given thereafter, the date set forth therein for such delivery and payment will not be earlier than three full business days after the date of the notice, unless the Representative and the Company agree upon an earlier date. If such delivery and payment for the Option Shares does not occur on the Closing Date, the date and time of the closing for such Option Shares will be as set forth in the notice (hereinafter the “Option Closing Date”). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

1.2.3 Delivery and Payment. Payment for the Option Shares will be at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable to the order of the Company at the offices of counsel to the Underwriters or at such other place as shall be agreed upon by the Underwriters and the Company upon delivery to the Representative of certificates representing such securities for the Underwriters. The certificates representing the Option Shares to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates will be made available to the Representative for inspection, checking and packaging at the office of the Company’s transfer agent or correspondent not less than one full business day prior to such Closing Date.

1.3 Representative’s Purchase Option.

1.3.1 Purchase Option. The Company hereby agrees to issue and sell to the Representatives (and/or their designees) on the Closing Date for an aggregate purchase price of $100, an option (“Representative’s Purchase Option”) for the purchase of an aggregate of INSERT shares of Common Stock (“Representative’s Shares”) at an initial exercise price of 125% of the initial offering price of a share of common stock (i.e, $INSERT per share of Common Stock). The Representative’s Shares are identical to the Firm Shares. The Representative’s Purchase Option will be exercisable for a period commencing six months from the Closing Date and ending five years from the Effective Date. The Representative’s Purchase Option and the Representative’s Shares are hereinafter referred to collectively as the “Representative’s Securities.” The Public Shares and the Representative’s Shares are hereinafter referred to collectively as the “Shares.”

1.3.2 Payment and Delivery. Delivery and payment for the Representative’s Purchase Option be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1 Filing of Registration Statement.

2.1.1 Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (“Commission”) a registration statement on Form SB-2 (No. 333-146975), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (“Act”), of the Shares, which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the Prospectus (as defined below), financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has been or will be filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. Based on communications from the Commission, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (“Regulations”), will file a prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement (including the Sale Preliminary Prospectus (as defined below)) or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” The Preliminary Prospectus dated __________ hereinafter referred to as the “Sale Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Regulations on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the Regulations promulgated thereunder (“Exchange Act”) after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2.1.2 Pursuant to the Exchange Act. The Company has filed with the Commission a registration statement on Form 8-A (No. 001-INSERT) providing for the registration of shares of Common Stock of the Company under the Exchange Act (“8-A Registration Statement”). Such registration was declared effective by the Commission on ______________. No stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, threatened by the Commission. The Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.2 Prospectus No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3 Disclosures in Registration Statement.

2.3.1 Securities Act Representation. At the respective times the Registration Statement and any post effective amendments thereto become effective and at all times subsequent thereto up to the Applicable Time (as hereunder defined), Closing Date and the Option, Closing Date, if any, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus contained and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and conformed and will conform in all material respects to the requirements of the Act and the Regulations; neither the Registration Statement nor any Preliminary Prospectus (with respect to each Preliminary Prospectus, as of its respective date) nor any amendment or supplement thereto, on such dates, nor the Sale Preliminary Prospectus did or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Public Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied (or have been or will be corrected in the Sale Preliminary Prospectus and the Prospectus to comply) in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date hereof and the Closing Date. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. As used herein, “Applicable Time” means the time of sale with respect to each applicable investor at or prior to the Closing Date.

2.3.2 Disclosure of Contracts. The description in the Registration Statement and the Sale Preliminary Prospectus of contracts and other documents is accurate in all material respects and presents fairly the information required to be disclosed and there are no contracts or other documents required to be described in the Registration Statement and the Sale Preliminary Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each contract or other instrument (however characterized or described) to which the Company or its Subsidiaries (as hereinafter defined) is a party or by which their property or business is or may be bound or affected and that is (i) referred to in the Prospectus, or (ii) material to the business, has been duly and validly executed, is in full force and effect and is enforceable against the Company or the Subsidiaries, as the case may be, and, to the Company’s knowledge, the other parties thereto in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such contracts or instruments has been assigned by the Company or its Subsidiaries, and neither the Company or its Subsidiaries nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. None of the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to in clause (ii) above or referred to or described in the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement. None of the material provisions of such contracts or instruments violates or will result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3 Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

2.3.4 U.S. Regulations. The disclosures in the Registration Statement concerning the effects of Federal, State and local regulation on the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4 Changes After Dates in Registration Statement.

2.4.1 No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Sale Preliminary Prospectus, except as otherwise specifically stated therein, (i) there has not been any material change in the share capital, short-term debt or long-term debt of the Company or any of its Subsidiaries (as defined in Section 2.7 hereof) or any other material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, business prospects, shareholders’ equity, or results of operations of the Company and its Subsidiaries, individually or in the aggregate taken as a whole (a “Material Adverse Effect”), including, but not limited to, a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Company or its Subsidiaries, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company or its Subsidiaries.

2.4.2 Recent Securities Transactions, Etc. Since the respective dates as of which information is given in the Registration Statement and the Sale Preliminary Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5 Independent Accountants. UHY ZTHZ HK CPA Limited (“UHY”) whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations.

2.6 Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and the Sale Preliminary Prospectus, fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

2.7 Authorized Capital; Options; Etc. The Company had, at the date or dates indicated in the Prospectus, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Sale Preliminary Prospectus. All of the issued shares conform in all material respects to the description of the Shares contained in the Registration Statement and the Sale Preliminary Prospectus. Based on the assumptions and adjustments stated in the Registration Statement and the Sale Preliminary Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement, Sale Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date there will be no outstanding or authorized subscriptions, options, warrants or other rights to purchase or otherwise acquire, or preemptive rights with respect to the issuance or sale of any Common Stock of the Company, including any obligations to issue any shares pursuant to anti-dilution provisions, or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities. All of the issued share capital of Allied Moral Holdings, Ltd. (“Allied Moral”) is owned by the Company and have been duly and validly authorized and issued, and are fully paid and non-assessable. Other than Allied Moral, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation or other entity. Allied Moral owns all of the issued share capital of Changdu Huiheng Development Co., Ltd. (“Changdu Huiheng”), which shares have been duly and validly authorized and issued, and are fully paid and non-assessable. Other than Changdu Huiheng, Allied Moral does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation or other entity. All of issued share capital of Wuhan Kanqiao Medical New Technology Co., Ltd. (“Wuhan Kanqiao”) are owned by Changdu Huiheng and each such shares been duly and validly authorized and issued, and are fully paid and non-assessable. Changdu Huiheng duly and validly owns the equity interest of Shenzhen Hyper Technology Co., Ltd. (“Shenzhen Hyper”) and Beijing Yuankang Kbeta Nuclear Technology Co., Ltd. (“Beijing Kbeta”) in the percentages set forth in the Prospectus under the caption “Business-Huiheng’s Background,” free and clear of all liens, encumbrances, equities or claims. Other than Shenzhen Hyper and Beijing Kbeta, Changdu Huiheng does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation or other entity. Allied Moral, Changdu Huiheng, Wuhan Kanqiao, Shenzhen Hyper and Beijing Kbeta are referred to herein as the “Subsidiaries” and each individually as a “Subsidiary.”

2.8 Valid Issuance of Securities; Etc.

2.8.1 Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase shares of Common Stock constitute valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized Common Stock and outstanding options and warrants to purchase shares of Common Stock conform to all statements relating thereto contained in the Registration Statement and the Sale Preliminary Prospectus. The offers and sales by the Company of the outstanding Common Stock, options and warrants to purchase shares of Common Stock, and securities convertible into shares of Common Stock, were at all relevant times registered under the Act and registered or qualified under the applicable state securities or Blue Sky laws or exempt from such registration or qualification requirements.

2.8.2 Securities Sold Pursuant to this Agreement. The Shares have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. When issued, the Representative’s Purchase Option will constitute a valid and binding obligation of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and will be enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.9 Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Sale Preliminary Prospectus, no holders of any securities of the Company or of any options or warrants of the Company or other rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10 Validity and Binding Effect of Agreements. This Agreement has been duly and validly authorized by the Company and constitutes, and the Representative’s Purchase Option has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11 No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement and the Representative’s Purchase Option, the consummation by the Company of the transactions contemplated herein and the compliance by the Company with the terms hereof do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company or any of its Subsidiaries; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or businesses; or (iv) have a material adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise of or concerning the Company or any of its Subsidiaries.

2.12 No Defaults.

2.12.1 No Contractual Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.12.2 No Default Under Laws. Neither the Company nor any of its Subsidiaries is (i) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, Tibet, Nevada or any other jurisdiction where it was incorporated or operates, (ii) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities (“Governmental Agency”) in the PRC, Tibet, Nevada, or any other jurisdiction where it was incorporated or operates, or (iii) in violation of its constituent documents.

2.13 Corporate Power; Licenses; Consents.

2.13.1 Conduct of Business. Each of the Company and its Subsidiaries has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from, and has made all declarations and filings with, all governmental regulatory officials and bodies to own, lease, license and use its properties and assets and conduct its business as described in the Registration Statement and the Sale Preliminary Prospectus, except where the lack of which would not have a Material Adverse Effect, and such authorizations, approvals, orders, licenses, certificates and permits contain no material restrictions or conditions not described in the Registration Statement or the Sale Preliminary Prospectus. Neither the Company nor any of its Subsidiaries has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and its Subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits, except where the lack of which would not, individually or in the aggregate, have a Material Adverse Effect.

2.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, approval, authorization or order of, and no filing with, any court, Government Agency or other body is required for the valid authorization, issuance, sale and delivery of the Shares and the consummation of the transactions and agreements contemplated by this Agreement, the Representative’s Purchase Option, the Registration Statement and the Sale Preliminary Prospectus, except with respect to applicable federal and state securities laws.

2.14 Title to Property. Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it and has good and valid title to all real property or the beneficial interests in and the right to transfer, lease and mortgage the land use rights and building ownership rights over all of the real properties as owned by it, in each case free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Registration Statement and the Sale Preliminary Prospectus (including the financial statements and notes thereto) and liens for taxes not yet due and payable. Each lease to which any of the Company or its Subsidiaries is a party, is legal, valid, binding and enforceable in accordance with its terms and, to the best of its knowledge, against the other parties thereto, and no material default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or any of its Subsidiaries has occurred and is continuing under any such lease; the use of any premises occupied by the Company or any of its Subsidiaries is in accordance with that provided for the lease, land use rights, tenancy, license, concession or agreement of whatsoever nature relating to such occupation and the relevant above entity has observed and performed the terms and conditions thereof on the part of the tenant to be observed and performed; and neither the Company nor any of its Subsidiaries has received any claim for liabilities in respect of any properties previously occupied by it or in which it owned or held any interests, including without limitation, leasehold premises assigned, surrendered or otherwise disposed of.

2.15 Insurance. Except as described in the Registration Statement and the Sale Prospectus, the Company and its Subsidiaries maintain insurance covering their respective properties and product liabilities as the Company and its Subsidiaries reasonably deem adequate in accordance with customary industry practice; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and its Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any of its Subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of its Subsidiaries, pending, to the knowledge of the Company after due inquiry, threatened or outstanding and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

2.16 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the properties or business of, the Company or its Subsidiaries that might materially and adversely affect the financial position, prospects, value or the operation of the properties or the business of the Company and its Subsidiaries, or that questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company or its Subsidiaries from taking, or requiring the Company or its Subsidiaries to take, any action, or to which the Company, its properties or business is bound or subject.

2.17 Subsidiaries. Except as described in Section 2.7, the Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity. The Company owns all of the capital stock of the Subsidiaries free and clear of all liens, security interests and other encumbrances of any nature whatsoever, except as set forth in the Sale Preliminary Prospectus and the Prospectus. To the extent not specifically delineated in this Agreement, the representations and warranties made by the Company in this Agreement shall also apply and be true with respect to each Subsidiary, individually or in the aggregate taken as a whole with the Company and all other Subsidiaries, as if each representation and warranty contained herein made specific reference to the Subsidiaries each time the term “Company” was used.

2.18 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the state of Nevada with power and authority to own, lease and operate its properties and conduct its business as described in the Sale Preliminary Prospectus and the Prospectus, and has been duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a Material Adverse Effect. Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation and in good standing under the laws of each of their respective jurisdictions of organization, with power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Sale Preliminary Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction that would not reasonably be expected to have a Material Adverse Effect.

2.19 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Representative, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.20 Reliability of Industry and Market Data. The statistical, industry-related and market-related data included in the Registration Statement and the Sale Preliminary Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent for the use of such data from such sources to the extent referred.

2.21 Transactions Affecting Disclosure to FINRA.

2.21.1 Finder’s Fees. Except as described in the Registration Statement and the Sale Preliminary Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

2.21.2 Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

2.21.3 Use of Proceeds. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

2.21.4 Insiders’ FINRA Affiliation. To the Company’s knowledge, no (i) officer or director of the Company or its Subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its Subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and its counsel if any officer, director or stockholder of the Company or its Subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

2.21.5 Contractual Obligations. Except as set forth in the Registration Statement and the Sale Preliminary Prospectus, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the Offering.

2.22 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries or any of their respective officers, directors, employees, agents or any other person acting on behalf of the Company or its Subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company or its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company and its Subsidiaries as reflected in any of the financial statements contained in the Registration Statement and the Sale Preliminary Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company and its Subsidiaries. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.23 FINRA Market Eligibility. As of the Effective Date, the Public Shares have been approved for listing on the FINRA Global Market or FINRA Capital Market (“FINRA Market”).

2.24 Intangibles. Each of the Company and its Subsidiaries owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, “Intangibles”) described as being licensed to or owned by it in the Registration Statement. The Intangibles have been registered in the patent and trademark office jurisdictions set forth on Schedule 2.24 attached hereto and have been fully maintained and are in full force and effect. Except as described in the Registration Statement and the Sale Preliminary Prospectus and the Prospectus, there is no claim or action by any person pertaining to, or proceeding pending or, to the Company’s knowledge, threatened relating to, and the Company has not received any notice of conflict with the asserted rights of others, that challenges the exclusive right of the Company or its Subsidiaries with respect to, any Intangibles used in the conduct of the their business. To the Company’s knowledge, the Intangibles and the products, services and processes of the Company or the Subsidiaries do not infringe on any Intangibles held by any third party. To the Company’s knowledge, no others have infringed upon the Intangibles of the Company or its Subsidiaries.

2.25 Relations With Employees.

2.25.1 Employee Matters. Each of the Company and its Subsidiaries has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by the U.S. Department of Labor, or any other U.S. or foreign governmental agency responsible for the enforcement of such federal, state and local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company, its Subsidiaries or any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company and its Subsidiaries and no collective bargaining agreement or modification thereof is currently being negotiated by the Company and its Subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company and its Subsidiaries, if any.

2.25.2 Employee Benefit Plans. Other than as set forth in the Registration Statement, neither the Company nor any of its Subsidiaries maintain, sponsor or contribute to, or is required to contribute to, any program or arrangement that is an “employee pension benefit plan,” an “employee welfare benefit plan,” or a, “multi-employer plan” as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (“ERISA Plans”). Neither the Company nor its Subsidiaries maintain or contribute to, and has ever maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA. If the Company or its Subsidiaries maintain or contribute to a defined benefit plan, any termination of the plan on the date hereof would not give rise to liability under Title IV of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”), that could subject the Company to any tax penalty for prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan that is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a “multi-employer plan.”

2.26 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to its counsel shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby.

2.27 No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement and, the Sale Preliminary Prospectus or in any public filings relating to the Company filed with the Commission, neither Company nor any of its affiliates has sold or issued any Common Stock, options or warrants to purchase shares of Common Stock, or securities convertible into shares of Common Stock, during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

2.28 Lock-Up Agreements. The Company has caused to be duly executed legally binding and enforceable agreements pursuant to which the persons set forth on Schedule 2.28, constituting all of the officers and directors of the Company (including their family members and affiliates) and certain holders of shares of Common Stock and all of the holders of Series A Preferred Stock agree not to sell any shares of Common Stock or warrants or options to purchase, or other securities convertible into Common Stock owned by them (either pursuant to Rule 144 of the Regulations or otherwise) for a period of 90 days following the Effective Date except with the prior written consent of the Representative.

2.29 Environmental Matters. The Company and its Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its Subsidiaries hold all permits, authorizations and approvals required under Environmental Law (as defined below) except where the lack of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its Subsidiaries under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Law except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company's knowledge after due inquiry, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or, to the Company's knowledge after due inquiry, threatened release or cleanup at any location of any Hazardous Materials (as defined below). As used herein, "Environmental Law" means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental

2.30 Related Party Transactions. There are no business relationships or related party transactions involving the Company, its Subsidiaries or any other person required to be described in the Registration Statement or Sale Preliminary Prospectus that have not been described as required.

2.31 Relationships with Insiders. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement or the Sale Preliminary Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any person connected with such officer or director (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest), except as disclosed in the Registration Statement and the Sale Preliminary Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary (other than as permitted under the Sarbanes-Oxley Act for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

2.32 Compliance with Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by FINRA Market or any other governmental or self regulatory entity or agency, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations).

2.33 Internal Accounting Controls.

2.33.1 Maintenance of System of Internal Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements of the Company and its Subsidiaries in conformity with generally accepted accounting principles in the United States (“US GAAP”); (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (v) the Company and its Subsidiaries have made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

2.33.2 Compliance with Exchange Act; Reportable Conditions. Except as described in the Registration Statement and the Sale Preliminary Prospectus, the Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP. All material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors. Since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and, except as described in the Prospectus, the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements. The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established.

2.33.3 Disclosure in Registration Statement. The statements set forth in the Sale Preliminary Prospectus and the Prospectus under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operation” insofar as they purport to describe the internal controls of the Company and its Subsidiaries are true, accurate, complete and fair summaries in all material respects.

2.34 Significant Accounting Policies. The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Significant Accounting Policies" in the Sale Preliminary Prospectus truly, accurately and completely in all material respects describes: (i) accounting policies which the Company believes are the most important in the portrayal of the Company and its Subsidiaries financial condition and results of operations and which require management's most difficult, subjective or complex judgments ("Critical Accounting Policies"); (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company's Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent accountants with regard to such disclosure.

2.35 Dividends. None of Shenzhen Hyper, Beijing Kbeta or Wuhan Kanqiao is currently prohibited directly or indirectly, from paying any dividends or other distributions to Changdu Huiheng, except as disclosed in the Registration Statement and the Sale Preliminary Prospectus; other than as set forth in the Registration Statement and the Sale Preliminary Prospectus, dividends declared with respect to after-tax retained earnings on the equity interests of Shenzhen Hyper, Beijing Kbeta or Wuhan Kanqiao may under the current laws and regulations of the PRC be paid to the Company in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any authorization from a Governmental Agency in the PRC. Changdu Huiheng is currently not prohibited directly or indirectly, from paying any dividends or other distributions to Allied Moral, except as disclosed in the Prospectus; other than as set forth in the Registration Statement and the Sale Preliminary Prospectus, dividends declared with respect to after-tax retained earnings on the equity interests of Changdu Huiheng may under the current laws and regulations of Tibet be paid to the Company in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Tibet and are otherwise free and clear of any other tax, withholding or deduction in Tibet, and without the necessity of obtaining any authorization from a Governmental Agency in Tibet.

2.36 Subsidiary Restructuring. The events and transactions described in the Registration Statement and the Sale Preliminary Prospectus regarding the restructuring of ownership interests of Shenzhen Hyper, Beijing Kbeta and Wuhan Kbeta do not (i) contravene any provision of applicable law or statute, rule on regulation of any Governmental Agency having jurisdiction over the Company or its Subsidiaries (including but not limited to the Ministry of Commerce, the China Securities Regulatory Commission, the State Administration of Industry and Commence, the National Development and Reform Commission, the State-owned Asset Administration Commission and the State Tax Bureau); (ii) contravene the articles of association, business license or other constituent documents of the Company or its Subsidiaries; (iii) conflict with or result in a breach or violation of the terms of any agreement or instrument to which the Company or its Subsidiaries is a party.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object.

3.2 Federal Securities Laws.

3.2.1 Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Shares in accordance with the provisions hereof, and the Prospectus. If at any time when a Prospectus relating to the Public Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2 Filing of Final Prospectus. If Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424(b) of the Regulations within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing.

3.2.3 Exchange Act Registration. For a period of three years from the Effective Date, the Company will use its best efforts to maintain the registration of the Shares under the provisions of Section 12 of the Exchange Act.

3.3 Blue Sky Filings. The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.4 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Sale Preliminary Prospectus or Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Sale Preliminary Prospectus and the Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriters one original executed Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts. The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Act.

3.5 Events Requiring Notice to the Representative. The Company will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) if it becomes aware of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, including but not limited to Rule 462(b) under the Act, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which the Underwriters shall object in writing after being timely furnished in advance a copy thereof. The Company will provide the Underwriters with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Representatives a reasonable opportunity to review and comment thereon.

3.6 Review of Financial Statements. For a period of three years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to participate to review (as described in Statement on Audited Standards No. 71-Interim Financial Information) (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q or Form 10-QSB quarterly reports and the mailing of any quarterly financial information to stockholders.

3.7 Secondary Market Trading and Standard & Poor’s. The Company will take all necessary and appropriate actions to register with Corporation Records Service (including annual report information) published by Standard and Poor’s Corporation and to maintain such publication with updated quarterly information for a period of three years from the Effective Date, including the payment of any necessary fees and expenses. The Company shall take such action as may be requested by the Representative to obtain a secondary market trading exemption in such states as may be requested by the Representative, including the payment of any necessary fees and expenses and the filing of requisite forms (e.g., Form 25101(b) for secondary market trading in the State of California) on the Effective Date.

3.8 FINRA Maintenance. For a period of three years from the date hereof, the Company will use its best efforts to maintain the listing on the FINRA Market of the Shares.

3.9 Rule 462(b) Compliance. If the Company elects to rely on Rule 462(b) under the Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

3.10 Public Relations Firm. The Company shall retain a public relations firm acceptable to the Representative for a period of three years from the Effective Date.

3.11 Reports to the Representative and Others.

3.11.1 Periodic Reports, Etc. For a period of three years from the Effective Date, the Company will promptly furnish to the Representative (Attn: George Kaufman) and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time files with any governmental authority or furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, and (iv) such additional documents and information regarding the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request.

3.11.2 Transfer Sheets and Weekly Position Listings. For a period of three years following the Effective Date, the Company shall retain a transfer agent acceptable to the Representative (“Transfer Agent”) and will furnish to the Underwriters at the Company’s sole expense such transfer sheets and position listings of the Company’s securities as the Representative may request, including the daily, weekly and monthly consolidated transfer sheets of the transfer agent of the Company and the weekly position listings of the Depository Trust Company. _______________ Company is acceptable to the Representative.

3.12 Representative’s Purchase Option. On the Closing Date, the Company will execute and deliver the Representative’s Purchase Option to the Representative or its designees in the form filed as an exhibit to the Registration Statement.

3.13 Disqualification of Form SB-2 or Form S-1 (or other appropriate form). For a period equal to three (3) years from the date hereof, the Company will not take any action or actions that may prevent or disqualify the Company’s use of Form SB-2 or Form S-1 (or other appropriate form) for the registration of the Representative’s Shares under the Act.

3.14 Payment of Expenses.

3.14.1 General Expenses. The Company hereby agrees to pay on the Closing Date and, to the extent not paid on the Closing Date, on the Option Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) travel expenses incurred with the Company’s prior approval relating to the registration of the Shares, (ii) the preparation, printing, filing, delivery and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Sale Preliminary Prospectus and Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (iii) all fees and expenses relating to the listing of the Shares on the FINRA Market, (iv) the printing, engraving, issuance and delivery of the Shares of the Representative’s Purchase Option, including any transfer or other taxes payable thereon, (v) the qualification, if necessary, of the Public Shares under state or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws, the costs of printing and mailing the “Preliminary Blue Sky Memorandum,” and all amendments and supplements thereto, the fees ($_________), and disbursements for counsel to the Underwriters, and fees and disbursements of local counsel, if any, retained for such purpose; provided that if the offering is commenced on the FINRA Market, the Company shall make a one time payment of $5,000 payable to Underwriters’ counsel, (vi) filing fees, costs and expenses (including fees and disbursements for the Underwriters’ counsel) incurred in registering the offering with FINRA, (vii) costs of placing “tombstone” advertisements in publications to be selected by the Representative, (viii) fees and disbursements of the transfer agent, (viii) the Company’s expenses associated with “due diligence” meetings arranged by the Representative, (ix) the preparation, binding and delivery of customary leather bound transaction “bibles,” in quantity, form and style satisfactory to the Representative and transaction lucite cubes or similar commemorative items in a style and quantity as requested by the Representative, (x) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors, (xi) costs and expenses of the public relations firm referred to in Section 3.10 hereof, (xii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 3.14.1. The Representative may deduct from the net proceeds of the offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Representative and/or to third parties.

3.14.2 Non-Accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.14.1, it will pay to the Representative a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm Shares, $25,000 of which has been paid to date, and the Company will pay the balance on the Closing Date by certified or bank cashier’s check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein. For the avoidance of doubt, the Representative shall not be entitled to receive such non-accountable allowance from the sale of any Option Shares. If the offering contemplated by this Agreement is not consummated for any reason whatsoever then the following provisions shall apply: The Company’s liability for payment to the Representative of the non-accountable expense allowance shall be equal to the sum of the Representative’s actual out-of-pocket expenses (including, but not limited to, counsel fees, “road-show” and due diligence expenses). The Representative shall retain such part of the non-accountable expense allowance previously paid as shall equal such actual out-of-pocket expenses. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses. If the amount previously paid exceeds the amount of actual out-of-pocket expenses, the Representative shall promptly remit to the Company any such excess.

3.15 Application of Net Proceeds. The Company will apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus. The Company hereby agrees that, except as so described, without the express prior written consent of the Representative, the Company will not apply any net proceeds from the offering to pay (i) any debt for borrowed funds or (ii) any debt or obligation owed to any of the Company’s officers, directors or any stockholder owning one percent or more of the outstanding shares of the Company’s Common Stock or any family member or affiliate of any of the foregoing persons (“Insiders”) (excluding salaries or fees payable on a current basis to officers and directors in the ordinary course of the Company’s business).

3.16 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.17 Key Person Life Insurance. The Company will maintain key person life insurance in an amount not less than $[3,000,000] on the life of Hui Xiaobing, to be in effect as of the Effective Date, and pay the annual premiums therefor and name the Company as the sole beneficiary thereof.

3.18 Stabilization. Neither the Company, nor, any of its Subsidiaries or any of their employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Shares.

3.19 Internal Controls. The Company will continue to maintain a system of internal accounting controls that comply with the requirements of Sarbanes-Oxley Act (and the rules promulgated thereunder) and which are sufficient to provide reasonable assurances that the representations set forth in Section 2.35.1 continue to remain accurate.

3.20 Accountants. For a period of three years from the Effective Date, the Company shall retain independent public accountants acceptable to the Representative.

3.21 Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

4. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1 Regulatory Matters.

4.1.1 Effectiveness of Registration Statement. The Registration Statement has been declared effective on the date of this Agreement and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Loeb & Loeb LLP, counsel to the Underwriters (“Loeb”).

4.1.2 FINRA Clearance. By the Effective Date, the Underwriters shall have received clearance from the FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3 No Blue Sky Stop Orders. No order suspending the sale of the Shares in any jurisdiction designated by the Underwriters pursuant to Section 3.3 hereof shall have been issued on or before either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.2 Company Counsel Matters.

4.2.1 Effective Date Opinion of Counsel. On the Effective Date, the Underwriters shall have received the opinion of DLA Piper US LLP (“DLA Piper”), counsel to the Company, dated the Effective Date, addressed to the Underwriters and in form and substance satisfactory to Loeb as set forth on Exhibit A attached hereto. DLA Piper may rely on the opinion of _____________ with respect to matters of Nevada law.

4.2.2 Closing Date and Option Closing Date Opinion of Counsel. On each of the Closing Date and the Option Closing Date, if any, the Underwriters shall have received the opinion of DLA Piper, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters which confirms as of the Closing Date and, if applicable, the Option Closing Date, the statements made by DLA Piper in their opinion delivered on the Effective Date.

4.2.3 Reliance. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriters’ counsel) of other counsel reasonably acceptable to the Underwriters’ counsel, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested. The opinion of counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3 Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representatives and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Loeb, from UHY dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i) confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii) stating that in their opinion the financial statements and the financial statement schedules of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii) stating that, based on the performance of procedures specified by the American Institute of Certified Public Accountants for a review of the latest available unaudited interim financial statements of the Company (as described in Statement on Auditing Standards (“SAS”) No. 71 - “Interim Financial Information”), with an indication of the date of the latest available unaudited interim financial statements, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement and the Sale Preliminary Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or any material modification should be made to the unaudited interim financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the ____________ balance sheet included in the Registration Statement and the Sale Preliminary Prospectus, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from _____________ to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock or increase in net loss or net loss per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

(iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, and work sheets, of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(v) statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

(vi) Stating that they have not during the immediately preceding five year period brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls.

4.4 Officers’ Certificates.

4.4.1 Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2 Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the By-Laws and Certificate of Incorporation, as amended, of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and FINRA concerning listing of the Shares on the FINRA Market and (vi) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company, taken as a whole, (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company, (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Sale Preliminary Prospectus, (v) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or affecting any of its property or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and the Sale Preliminary Prospectus, (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto contain all material statements that are required to be stated therein in accordance with the Act and the Regulations and conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Sale Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 Delivery of Agreements. The Company has delivered to the Underwriters an executed copy of the Representative’s Purchase Option.

4.7 Opinion of Counsel for the Underwriters. All proceedings taken in connection with the authorization, issuance or sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to Loeb & Loeb LLP, counsel to the Underwriters, and the Underwriters shall have received from such counsel a favorable opinion, dated the Effective Date, Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as the Underwriters may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

4.8 Unaudited Financials. The Company shall have furnished to the Underwriters a copy of the latest available unaudited interim financial statements for the period ended _______________ (“Unaudited Financials”) of the Company which have been read by UHY, as stated in their letter dated as of the Closing Date to be furnished pursuant to Section 4.3 hereof.

5. Indemnification.

5.1 Indemnification of the Underwriters.

5.1.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and sale of the Public Securities (each a “Selected Dealer”) and each of their respective directors, officers, agents and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third-party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus or the Registration Statement (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Shares, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); (iii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Underwriters’ Purchase Option; or (iv) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus or the Registration Statement, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Shares or in connection with the Registration Statement or Sale Preliminary Prospectus.

5.1.2 Procedure. If any action is brought against an Underwriter, a Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such counsel by the Underwriter or Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or such controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys selected by the Underwriter or Underwriters and/or controlling person shall be borne by the Company.

5.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions directly relating to the transactions effected by the Underwriters in connection with this offering made in any Preliminary Prospectus or the Registration Statement or any amendment or supplement thereto or in any application in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus or Registration Statement or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company based on any Preliminary Prospectus or the Registration Statement or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company shall have the rights and duties given to several Underwriters by the provisions of Section 5.1.2.

5.3 Contribution.

5.3.1 Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act, shall have the same rights to contribution as such Underwriter.

5.3.2 Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability that it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding that was effected by the party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

6. Default by an Underwriter. If either Underwriter shall default in its obligations to purchase Shares hereunder, the non-defaulting Underwriter may, in its discretion, arrange for itself or another party or parties to purchase such Shares on the terms contained herein. In the event that within one business day after such default the non-defaulting Underwriter does not arrange for the purchase of the Shares as to which such default relates, this Agreement will thereupon terminate automatically (but only with respect to the obligations relating to the Option Shares if such default occurs after the Closing Date) without liability on the part of the Company (except as provided in Sections 3.14 and 5.1 hereof) or the non-defaulting Underwriter, but nothing herein shall relieve the defaulting Underwriter of its liability, if any, to the non-defaulting Underwriter and to the Company for damages occasioned by its default.

7. Additional Covenants.

7.1 Right of First Refusal. The Company hereby grants the Representative the right of first refusal to manage or co-manage any public underwriting or private placement of debt or equity securities (excluding (i) sales to employees under any compensation or stock option plan approved by the Board of the Company, (ii) shares issued in payment of the consideration for an acquisition and (iii) conventional banking arrangements and commercial debt financing) of the Company or any of its Subsidiaries or successor of the Company during the eighteen (18) month period following the Closing Date. If Chardan fails to accept in writing any such proposal for such public or private sale within 10 business days after receipt of a written notice from the Company containing such proposal, then Chardan will have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company will adopt the same procedure as with respect to the original proposed public or private sale and Chardan shall have the right of first refusal with respect to such revised proposal.

7.2 Financial Advisory Agreement. Upon consummation of the Offering, the Company will enter into a non-exclusive financial advisory agreement with Chardan for a period of twenty-four (24) months from the Closing Date, whereby the Company shall retain Chardan as its Investment Banker and Financial Advisor. The services Chardan shall provide pursuant to such agreement include advising the Company with respect to its strategic planning process and business plans including an analysis of markets, products, positioning, organization and staffing, potential strategic alliances, capital requirements, valuation, funding, and working closely with the Company’s management team to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value, and reviewing the Company’s presentation and marketing materials used to present the Company to the investment community. Chardan will advise and assist the Company in identifying, evaluating, negotiating and structuring acquisitions, or strategic investments or partnerships which may be accomplished through a purchase or sale of all or a portion of the stock or assets, a merger, joint venture, licensing or marketing agreement or arrangement or other business combination or arrangement with any entity.  As will be more fully detailed in the mutually negotiated financial advisory agreement, the Company will pay Chardan a $10,000 monthly retainer for its advisory services.  Moreover, the Company will pay any and all mutually negotiated fees for any prospective capital raise that is contemplated in said advisory agreement.

7.3 Press Releases. The Company will not issue a press release or engage in any other publicity until 25 days after the Effective Date without the prior written consent of the Representative.

8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriters, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9. Effective Date of This Agreement and Termination Thereof.

9.1 Effective Date. This Agreement shall become effective on the Effective Date at the time that the Registration Statement is declared effective.

9.2 Termination. The Underwriters shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Underwriters’ opinion will in the immediate future materially disrupt, general securities markets in the United States, or (ii) if trading on the New York Stock Exchange, the FINRA Market or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) in the event of a material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war (including without limitation as a result of an act of terrorism) if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the final prospectus, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, explosion, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Shares, or (vii) if Hui Xiaobing shall no longer serve the Company in his present capacity, or (viii) if the Company has breached any of its representations, warranties or obligations hereunder, or (ix) if the Representative shall have become aware after the date hereof of such a material adverse change in the condition (financial or otherwise), business, or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Underwriters for the sale of the Shares.

9.3 Notice. If the Underwriters elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 9, the Company shall be notified on the same day as such election is made by the Underwriters by telephone or telecopy, confirmed by letter.

9.4 Expenses. If this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms hereof, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by Section 3.14 hereof.

9.5 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Miscellaneous.

10.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed

If to the Underwriters:

Chardan Capital Markets LLC
17 State Street, Suite 1600
New York, New York 10004
Attn: Kerry Propper, Chief Executive Officer

Copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell Nussbaum, Esq.

If to the Company:

Huiheng Medical, Inc.
No. 506, Block B, Yingdali Digital Park
Hongmian Road
Futian Free Trade Zone
Shenzen, P.R. china 518038

Copy to:

DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, CA 92121

10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3 Amendment. This Agreement may be amended only by a written instrument executed by each of the parties hereto.

10.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

10.6 Governing Law, Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to conflicts of law. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to at the address set forth in Section 11.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The parties agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

10.8 Waiver, Etc. The failure of any of the parties hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

HUIHENG MEDICAL, INC.

By:
Name: Hui Xiaobing
Title: Chief Executive Officer

Accepted as of the date first
above written.

CHARDAN CAPITAL MARKETS, LLC

New York, New York

By:
Name: Kerry Propper
Title: Managing Director